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                                                             EXHIBIT 99.d(ii)(M)

                                    AMENDMENT
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                          AMR INVESTMENT SERVICES, INC.
                                       AND
                       TEMPLETON INVESTMENT COUNSEL, INC.

      This Amendment shall be effective January 1, 2001. This is an amendment to the Investment Advisory Agreement dated November 1, 1995 (the "Agreement") between AMR Investment Services, Inc. ("AMR") and Templeton Investment Counsel, LLC, formerly known as Templeton Investment Counsel, Inc. ("Templeton Counsel") with respect to the American AAdvantage Funds (the "Trust").

      Whereas, Manager and Client wish to amend the Agreement;

      Now, Therefore, the parties hereto agree as follows:

      1. Manager's name is hereby changed to Templeton Investment Counsel, LLC.

IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.

                                            AMR INVESTMENT SERVICES, INC.


                                            By: ________________________________
                                                Name:
                                                Title:


                                            Templeton investment counsel, LLC


                                            By: ________________________________
                                                Gary P. Motyl
                                                President